UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 11, 2007

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

5901 South Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

Innovo Group Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03                                       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)                                  On October 11, 2007, at the annual meeting of stockholders, the stockholders of Innovo Group Inc. (the “Company”) approved two amendments to Innovo’s Sixth Amended and Restated Certificate of Incorporation to change the corporate name from Innovo Group Inc. to Joe’s Jeans Inc. and to increase the number of authorized shares of common stock from 80,000,000 to 100,000,000.

On October 12, 2007, the Company filed a Seventh Amended and Restated Certificate of Incorporation with the State of Delaware, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference (the “Restated Certificate”).

In addition to the Restated Certificate, the Company also changed its ticker symbol on The Nasdaq Stock Market LLC from INNO to JOEZ. A copy of the press release issued by the Company on October 12, 2007 announcing these changes is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(b)                                 On October 11, 2007, in accordance with Section 1.04 of the Company’s Bylaws which permits the fiscal year of the Company to be established by the Board of Directors from time to time, the Board of Directors of the Company elected to establish a new fiscal year end for the Company. The Company’s previous fiscal year end was the Saturday closest to November 30 based upon a 52 week period and its quarterly periods consisted of 13 week periods based on a Sunday to Saturday week. Effective for the Company’s 2007 fiscal year end and thereafter, the Board set the fiscal year end as November 30. For fiscal year 2007, the Company’s fiscal year end would move from November 24, 2007 to November 30, 2007. Thereafter, the Company’s quarterly periods would end on the last day of February, May, August and November, respectively.

ITEM 9.01                                       Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit
Number	Description

4.1	Seventh Amended and Restated Certificate of Incorporation

99.1	Press Release dated October 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVO GROUP INC.
(Registrant)

Date: October 15, 2007	By:	/s/ Marc Crossman
Marc Crossman
Chief Executive Officer, President and Director
(Principal Executive Officer)

Exhibit Index

Exhibit
Number	Description

4.1	Seventh Amended and Restated Certificate of Incorporation

99.1	Press Release dated October 12, 2007